SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 6/30/2007
FILE NUMBER 811-1540
SERIES NO.: 21



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                  26,462
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                  10,983
        Class C                                                   4,963
        Class R                                                   2,102
        Institutional Class                                       2,718


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                 $ 13.32
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                 $ 12.53
        Class C                                                 $ 12.53
        Class R                                                 $ 13.12
        Institutional Class                                     $ 13.53